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                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
First National Corporation


          We consent to the incorporation by reference into the Registration Statement on Form S-8 filed by First National Corporation in connection with the First National Corporation Dividend Reinvestment Plan (Registration No. 33-58692) of our Report dated January 18, 1996, included in First National Corporation's 10-K for the year ended December 31, 1995.



                                                     J. W. Hunt and Company, LLP



Columbia, South Carolina
March 28, 1996